UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006
TD Banknorth Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code ((207) 761-8500
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04       Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
          This Form 8-K is being filed to comply with the requirement that notice of a blackout period under the TD Banknorth Inc. 401(k) Plan (the “TD Banknorth Plan”) and the Hudson United Bancorp and Subsidiaries Savings and Investment Plan (the “Hudson United Plan” and together with the TD Banknorth Plan, the “Plans”) be given to TD Banknorth’s directors and executive officers and also be furnished to the Securities and Exchange Commission under cover of a Form 8-K. During the blackout period, participants in the Plans will be unable to direct or diversify investments in their Plan accounts, obtain loans from the Plans or obtain distributions from the Plans. The purpose of the blackout period is to allow the TD Banknorth Plan to transition to a new service provider, to be effective July 3, 2006, and to allow the merger of the Hudson United Plan into the TD Banknorth Plan.
          TD Banknorth is notifying its directors and executive officers of trading restrictions in securities of TD Banknorth during the blackout period. The blackout period will begin on June 23, 2006 and is expected to end during the week of July 17, 2006. The notice sent to directors and executive officers of TD Banknorth on May 24, 2006 is included as Exhibit 99 hereto.
Item 9.01      Financial Statements and Exhibits
          (a)      Not applicable.
          (b)      Not applicable.
          (c)      The following exhibits are included with this Report:

Exhibit No.	Description

99	Notice sent to directors and executive officers of TD Banknorth on May 24, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD BANKNORTH INC.
By:	/s/ Peter J. Verrill
	Name:	Peter J. Verrill
	Title:	Vice Chair and Chief Operating Officer

Date: May 25, 2006

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